Exhibit j

               Consent of Independent Registered Accounting Firm















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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 17, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Report to Shareholders of Phoenix Growth & Income Fund, (constituting Phoenix Equity Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2006